UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 21, 2026 (January 20, 2026)

GE Vernova Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-41966	92-2646542
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

58 Charles Street,	Cambridge,	MA		02141
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 674-7555

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mavi Zingoni has notified GE Vernova Inc. (the “Company”) that she will resign from her position as the Chief Executive Officer, Power Segment and as an officer of the Company effective as of January 21, 2026. The Company entered into a mutual agreement that defines the terms of her exit. Ms. Zingoni will serve as an advisor and be available to assist with the transition until she leaves the Company on June 30, 2026.

The Board of Directors approved the appointment of Mr. Eric Gray, to serve as the Company’s Chief Executive Officer, Power Segment effective January 21, 2026. Mr. Gray will continue to serve as GE Vernova’s President and Chief Executive Officer, Gas Power.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE Vernova Inc.
(Registrant)

Date: January 21, 2026	/s/ Richmond Glasgow
Richmond Glasgow Chief Corporate Counsel